Exhibit 10.01

AMENDMENT, WAIVER AND EXCHANGE AGREEMENT

This Amendment, Waiver and Exchange Agreement (the “Agreement”), dated as of October 25, 2013, is by and between WPCS International Incorporated, a Delaware corporation with offices located at One East Uwchlan Avenue, Suite 301, Exton, Pennsylvania 19341 (the “Company”), and the holder identified on the signature page hereto (“Holder”).

R E C I T A L S

A. Prior to the date hereof, the Company has issued to the Holder (i) a senior secured convertible note (the “Note”), which Note is convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) (as converted, collectively, the “Conversion Shares”), in accordance with the terms of the Note and (ii) a warrant (the “Warrant”) to purchase Common Stock (the “Warrant Shares”), in each case, pursuant to a Securities Purchase Agreement, dated as of December 4, 2012 (the “Securities Purchase Agreement”) to the Holder and certain other investors signatory thereto (the Holder and such other investors collectively, the “Investors”). Capitalized terms not defined herein shall have the meanings set forth in the Securities Purchase Agreement as amended hereby.

B. The Company and the Holder desire to enter into this Agreement, pursuant to which, among other things (i) the Company and the Holder shall exchange such portion of the Warrant exercisable into such number of shares of Common Stock as described below the Holder’s name on the signature page of the Holder (without regard to any limitation on exercise set forth therein) (such portion, the “Exchanging Warrant”, and such remaining portion, the “Remaining Warrant”) for (x) such number of shares of Common Stock as described below the Holder’s name on the signature page of the Holder (the “Exchange Shares”) and (y) a new warrant to purchase such number of shares of Common Stock issuable upon exercise of the Exchanging Warrant as of the date hereof (without regard to any limitation on exercise set forth therein), in the form attached hereto as Exhibit A (the “Exchange Warrant”, and such shares of Common Stock issuable upon exercise thereof, the “Exchange Warrant Shares”) and (ii) certain terms of the Note and the Remaining Warrant shall be waived.

C. Concurrently with the transactions contemplated hereby, Investors (other than the Holder) (the “Other Holders”), which, together with the Holder, beneficially own at least 51% of the aggregate principal amount of senior secured convertible notes and related warrants of the Company (the “Required Holders”), are executing agreements identical to this Agreement (other than proportional changes in the numbers reflecting the different aggregate principal amount of senior secured convertible notes and related warrants of the Company held by each Other Holder and corresponding proportional changes to the number of shares of Common Stock and new warrants to purchase Common Stock to be delivered to such Other Holder in exchange for such portion of the applicable subordinated convertible note being exchanged) (the “Other Agreements”, and together with this Agreement, the “Agreements”).

D. The Exchanging Warrant will be exchanged for the Exchange Shares and the Exchange Warrant in an exchange made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

A G R E E M E N T

1.                  Waivers; Exchange. On the Closing Date (as defined below), the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange (a) the Exchanging Warrant for the Exchange Shares and the Exchange Warrant (collectively, the “Exchange”). On or prior to the Closing (as defined below), the following transactions shall occur:

1.1              Delivery. On the Closing Date, (a) the Company shall (x) deliver the Exchange Shares and the Exchange Warrant to the Holder and (y) duly execute and deliver to the Holder the notice of Dilutive Issuance (as defined in the Note) in the form attached hereto as Exhibit B and (b) the Exchanging Warrant shall be extinguished. The Exchange Shares and the Exchange Warrant shall be issued in accordance with the instructions set forth on the signature page of the Holder.

1.2              Other Documents. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Amendment and the Exchange.

1.3              No Additional Consideration. The parties acknowledge and agree that the Exchange Shares and the Exchange Warrant shall be issued to the Holder in exchange for the Exchanging Warrant without the payment of any additional consideration.

1.4              Closing. Upon confirmation that the Required Holders shall have executed the Amendment, Waiver and Exchange Agreements and satisfaction of the conditions of this Section 1, the closing of the Exchange (the “Closing”) shall occur on October 30, 2013 or such other date as is mutually acceptable to the Holder and the Company (the “Closing Date”).

1.5              Remaining Warrant Waiver.

(a)          Effective as of the time immediately prior to the Closing Date and until the Warrant expires, the Holder hereby irrevocably waives Sections 2(b), 2(d), 2(e), 2(f), 2(h) and 4(c) of the Warrant, which thereafter shall be of no further force or effect.

(b)         Effective as of the Effective Time and through February 28, 2013, the Holder hereby waives any default that may occur pursuant to Section 1(g) under the Warrant.

1.6             Note Waiver.

(a)          Effective as of the second Trading Day after the Effective Time (as defined below), the Holder hereby irrevocably waives Sections 5(c), 7(a), 7(c), 7(d), 7(e) and 7(f) of the Note, which thereafter shall be of no further force or effect.

(b)         Effective as of the Effective Time, the Holder hereby waives the default that has occurred pursuant to Section 4(a)(iii) under the Note solely as a result of the Company’s receipt from the Staff of the Listing Qualifications Department of The NASDAQ Stock Market LLC indicating that the Company’s common stock would be subject to delisting from The NASDAQ Capital Market on October 16, 2013. The parties acknowledge and agree that the foregoing waiver solely related to the Company’s receipt of such notice and not the occurrence of any such delisting from the NASDAQ Capital Market after the date hereof.

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(c)          Effective as of the Effective Time and through February 28, 2013, the Holder hereby waives any default that may occur pursuant to Section 4(a)(v) under the Note.

(d)         Effective as of the Effective Time and at all times thereafter, the Holder hereby waives (i) the default that has occurred pursuant to Section 4(a)(xvi) under the Note as a result of the outstanding lien filed against WPCS International – Suisun City, Inc. as a result of the failure to pay payroll taxes and (ii) any future default that may occur pursuant to Section 4(a)(xvi) under the Note as a result of the failure of the Company and its Subsidiaries to pay payroll taxes; provided, that the Indebtedness with respect to any such default or defaults does not exceed, in the aggregate, $250,000.

(e)          Effective as of the Effective Time and at all times thereafter, the Holder hereby waives the right, upon the occurrence of an Event of Default, to require the Company to redeem the Note at the Event of Default Redemption Price pursuant to Section 4(b) upon the later of (i) such Event of Default being cured by the Company and (ii) 10 Trading Days after the Event of Default Notice is provided to the Holder pursuant to Section 4(b) of the Note. The parties acknowledge and agree that the foregoing waiver relates to each specific Event of Default that may occur and any future Event of Default will remain subject to the Holder’s right to redeem the Note at the Event of Default Redemption Price, subject to the above waiver.

(f)          Effective as of the Effective Time and through February 28, 2013, the Holder hereby waives any Authorized Share Failure (as defined in the Note) that may occur pursuant to Section 9(b) under the Note.

(g)         Effective as of the Effective Time, the Holder hereby waives Section 4(a)(xvi) of the Note solely with respect to a breach of Section 13(n) of the Note resulting from the inclusion of any payroll liabilities owed to Andrew Hidalgo pursuant to the Separation Agreement, dated as of July 24, 2013, by and between the Company and Andrew Hidalgo in the definition of “Payroll Liabilities” in Section 30(ww) of the Note.

1.7              Valuation. The parties hereto acknowledge and agree that, solely for purpose of determining the New Issuance Price (as defined in the Note) pursuant to Section 7(a) of the Note with respect to the Dilutive Issuance (as defined in the Note) contemplated hereby, (x) the Exchange Shares and the Exchange Warrants hereunder consist of units of one Exchange Share and Exchange Warrants to purchase four (4) shares of Common Stock and (y) the value of the portion of the Exchanging Warrant exchanged for each such unit shall be deemed to be equal to $7.52.

1.8              Reservation of Shares. The Company hereby represents and warrants that as of the date hereof, the Company has reserved an aggregate of 12,866,937 shares of Common Stock for issuance in connection with any conversion and/or exercise, as applicable, of the Notes and/or Warrants of the Holder and the Other Holders (collectively, the “Initial Reservation Amount”, and the number of shares of Common Stock set forth as reserved for the Holder’s conversion and/or exercise, as applicable of the Note, the Remaining Warrant and the Exchange Warrant, as set forth below the Holder’s signature hereto, the “Share Reserve Allocation”). Notwithstanding anything set forth in the Securities Purchase Agreement, the Note, the Remaining Warrant or the Exchange Warrant to the contrary, the Holder hereby acknowledges and agrees that, until such time as the Company shall have increased its number of authorized shares (whether pursuant to stockholder approval, merger, or otherwise) (the “Authorization Increase”), (x) the Company shall not be required to reserve more than the Initial Reservation Amount for the conversion and/or exercise, as applicable, of the Notes and/or Warrants of the Holder and the Other Holders and (y) the Holder shall not be entitled to convert and/or exercise, as applicable, the Note, the Remaining Warrant and/or the Exchange Warrant (including, without limitation, any cash exercise or conversion pursuant to Section 9(b) of the Note or 1(g) of the Remaining Warrant or the Exchange Warrant) after the Holder shall have converted and/or exercised the Note, the Remaining Warrant and/or the Exchange Warrant into such number of shares of Common Stock equal to the Holder’s Share Reserve Allocation.

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2.                  AMENDMENTS TO TRANSACTION DOCUMENTS.

2.1              Amendments to Transaction Documents; Waivers.

(a)          Effective as of the Closing Date, each of the Transaction Documents are hereby amended as follows:

(i)     The defined term “Warrant Shares” is hereby amended to include “each of the “Exchange Shares” (as defined in the Amendment, Waiver and Exchange Agreements)”.

(ii)     The defined term “Warrants” is hereby amended to include “each “Exchange Warrant” and “Remaining Warrant”) (as defined in the Amendment, Waiver and Exchange Agreements)”.

(iii)     The defined term “Transaction Documents” is hereby amended to include the Amendment, Waiver and Exchange Agreements.

(iv)     The defined term “Amendment, Waiver and Exchange Agreements” shall mean “those certain Amendment, Waiver and Exchange Agreements, dated as of October 25, 2013, each by and between the Company and each Buyer”.

3.                  Representations and Warranties.

3.1              Holder Bring Down. The Holder hereby makes the representations and warranties as to itself only as set forth in Section 2 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, mutatis mutandis.

3.2              Company Bring Down. Except as set forth on Schedule 3.2 hereto and subject to such disclosures set forth in the Company’s filings with the Securities and Exchange Commission prior to the date hereof and in the 8-K Filing (as defined below), the Company hereby makes the representations and warranties to the Holder as set forth in Section 3 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Amendment, mutatis mutandis.

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4.                  Covenants.

4.1              Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first (1st) Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Agreements in the form required by the 1934 Act and attaching all the material agreements (including, without limitation, this Agreement and the form of the Exchanged Warrants) (including all attachments, the “8-K Filing”). On or prior to December 15, 2013 (such applicable date, the “Disclosure Date”), the Company shall have disclosed all material, non-public information (if any) delivered to any of the Buyers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Agreements.

4.2              Fees. The Company shall reimburse Greenberg Traurig, LLP (counsel to the lead Investor), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) (the “Lead Investor Counsel Expenses”).

4.3              Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchanging Warrant may be tacked onto the holding period of each of the Exchange Shares and the Exchange Warrant, and the Company agrees not to take a position contrary to this Section 4.3. The Company agrees to take all actions, including, without limitation, obtaining customary legal opinions necessary to comply with the foregoing.

4.4              Lock-Up.

(a)          During the period commencing on the date hereof and ending on the earlier of (x) the Disclosure Date and (y) December 15, 2013 (the “Restricted Period”), the Holder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any securities of the Company, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to any securities of the Company owned directly by the Holder (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (including, without limitation, the Note, the Exchange Shares, the Remaining Warrant, the Exchange Warrant and/or any shares of Common Stock issuable upon conversion or exercise thereof, as applicable) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (including, without limitation, the Note, the Exchange Shares, the Remaining Warrant, the Exchange Warrant and/or any shares of Common Stock issuable upon conversion or exercise thereof, as applicable), whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (collectively, the “Holder Securities”).

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(b)         The foregoing restriction is expressly agreed to preclude the Holder or any affiliate of the Holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Holder’s Securities even if the Holder’s Securities would be disposed of by someone other than the Holder. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Holder’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Holder’s Securities.

(c)          Notwithstanding the foregoing, the Holder may transfer the Holder’s Securities to any person that agrees to be bound in writing by the restrictions set forth in this Section 4.4. The Holder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Holder’s Securities except in compliance with the foregoing restrictions.

5.                  MISCELLANEOUS.

5.1              Effective Time. The waiver in Section 1.6 of this Agreement shall be effective upon the later of (x) the time the Company shall have paid Lead Investor Counsel Expenses to Greenberg Traurig LLP by wire transfer of U.S. dollars and immediately available funds in accordance with the written instructions of Greenberg Traurig LLP delivered to the Company and (y) the date each of the Required Holders shall have received such shares of Common Stock and warrants to Purchase Common Stock in exchange for the Notes subject to exchange as contemplated by each of their respective Amendment, Waiver and Exchange Agreements (the “Effective Time”).

5.2              Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

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5.3              Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement, the other Exchange Documents and the Securities (other than any limitations on conversion or exercise set forth therein) shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement or the Securities (as the case may be) shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 5.3 shall apply similarly and equally to each Settlement Document.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

WPCS INTERNATIONAL INCORPORATED

By:
Name: Joseph Heater
Title: Chief Financial Officer

[Amendment, Waiver and Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

By:

Aggregate Number of Warrant Shares of Exchanging Warrant and Exchange Warrant:

Aggregate Number of Exchange Shares:

Share Reserve Allocation:

Address for delivery of the Exchange Warrant and Exchange Shares:

[Amendment, Waiver and Exchange Agreement]

SCHEDULE 3.2

The following are exceptions to the representations and warranties made by the Company in the Securities Purchase Agreement, as if such representations and warranties were made as of the date of this Agreement.

Section 3(b): The term “Stockholder Approval” should be replaced with the term “Subsequent Stockholder Approval.” For purposes of this Agreement, “Subsequent Stockholder Approval” means the approval of the Company’s stockholders, at either (x) the next annual meeting of stockholders of the Company or (y) a special meeting of stockholders of the Company, which shall be promptly called and held not later than February 28, 2013 of resolutions providing for the increase of the authorized shares of Common Stock of the Company to a sufficient level in order to meet the Company’s obligations pursuant to the Transaction Documents.

Section 3(c): For purposes of this representation, the term “Warrants” shall not include the Exchange Warrants. In addition, the term “Stockholder Approval” should be replaced with the term “Subsequent Stockholder Approval.”

Section 3(l): As of the date of this Agreement, the Company is deemed Insolvent (as defined in the Securities Purchase Agreement).

Section 3(p): In October 2013, the Company discovered that one of the Australian accountants submitted fraudulent invoices in August and September 2013 to Pride and funds were transferred to her account totaling approximately $26,000. The accountant has been criminally charged and the Company is currently seeking restitution. As a result of this incident, the Company has undertaken a further investigation, which is still in progress. At this time, the Company believes that this accountant submitted additional fraudulent vendor invoices, which were paid, between May 2012 and May 2013 in the aggregate amount of approximately $250,000. If these, or other fraudulent activities are proven, the Company expects the accountant will be criminally charged with additional counts of fraud. If that occurs, the Company will seek further restitution.

As a result of these fraudulent payments, the Company has determined that there exists a material weakness in its financial accounting controls and procedures.

Section 3(v): Pursuant to employment agreements with Myron Polulak, Curtis LaChance and Robert Roller, such individuals were entitled to receive annual bonuses of $38,226, $101,987 and $47,644, respectively. Such bonuses were required to be paid within 30 days after July 29, 2013. Pursuant to their employment agreements, failure to pay such bonus within 30 days of receipt from the employee of such default in payment, would allow such employee to terminate their employment agreement for “Good Reason”, which would entitle the employee to receive a lump-sum severance payment equal to the amount owed to such employee from the date of termination through the remaining term of the employment agreement.

The Company received notices from Curtis LaChance, Myron Polulak and Robert Roller on September 9, 2013, September 30, 2013 and October 24, 2013, respectively. The Company entered into a waiver agreement with Curtis LaChance on October 8, 2013, and is current in the payment terms of such waiver agreement. The Company is currently negotiating with Myron Polulak to enter into a similar waiver agreement. The Company intends to negotiate with Robert Roller to enter into a similar waiver agreement.

Section 3(bb): See disclosure for Section 3(p).

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